Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) dated as of February 7, 2020 to the Credit Agreement dated as of November 4, 2019 (as amended, supplemented or otherwise modified prior to the Amendment No. 1 Effective Date (as defined below), the “Credit Agreement”), among IRIDIUM HOLDINGS LLC (“Holdings”), solely with respect to Section 10.12 thereof, IRIDIUM COMMUNICATIONS INC. (“Parent”), IRIDIUM SATELLITE LLC (the “Borrower”), the Lenders party thereto from time to time and Deutsche Bank AG New York Branch, as the Administrative Agent (the “Administrative Agent”) and the Collateral Agent, is entered into and among Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the 2020 Additional Term Loan Lender (as defined below).

WHEREAS, the Borrower has requested additional Initial Term Loans under the Amended Credit Agreement (as defined below) in an aggregate principal amount of $200,000,000 (the “2020 Additional Term Loans”), which the Borrower intends to treat as fully fungible with the Initial Term Loans that are outstanding under the Credit Agreement immediately prior to giving effect to this Amendment;

WHEREAS, the 2020 Additional Term Loan Lender has elected to provide the 2020 Additional Term Loans on the terms and conditions set forth herein;

WHEREAS, each Person that agrees to make 2020 Additional Term Loans (collectively, the “2020 Additional Term Loan Lender”) will make 2020 Additional Term Loans to the Borrower on the Amendment No. 1 Effective Date in an amount equal to its 2020 Additional Term Commitment (as defined below) and will become, if not already, a Lender for all purposes under the Amended Credit Agreement;

WHEREAS, as of the date hereof, the Borrower intends to use the proceeds of the 2020 Additional Term Loans, together with cash on hand, to redeem Parent’s outstanding 10.250% senior notes due 2023 and to pay fees and expenses in connection with the foregoing and this Amendment (collectively, the “2020 Amendment Transactions”);

WHEREAS, Deutsche Bank Securities Inc. (“DBSI”), Barclays Bank PLC (“Barclays”), Credit Suisse Loan Funding LLC (“CSLF”) and Wells Fargo Securities, LLC (“Wells Fargo” and, together with DBSI, Barclays and CSLF, the “Amendment No. 1 Lead Arrangers”) shall act as joint lead arrangers in connection with this Amendment and the 2020 Additional Term Loans; and

WHEREAS, this Amendment will become effective on the Amendment No. 1 Effective Date on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”). This Amendment is a “Credit Document”, as defined in the Credit Agreement.

ARTICLE II

ADDITIONAL TERM LOANS

Section 2.01 2020 Additional Term Loans. Subject to the terms and conditions set forth herein, each 2020 Additional Term Loan Lender severally agrees to make, a 2020 Additional Term Loan to the Borrower on the Amendment No. 1 Effective Date in a principal amount equal to the amount set forth opposite such 2020 Additional Term Loan Lender’s name on Schedule 1 hereto (each such amount, a “2020 Additional Term Commitment”).

Section 2.02 Terms of the Additional Term Loans. The 2020 Additional Term Loans shall have identical terms as, and be fully fungible with, the Initial Term Loans outstanding under the Credit Agreement on the date hereof (including, without limitation, with respect to the maturity date, mandatory prepayments, voluntary prepayments, and prepayment fees and premium) and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Credit Parties or any provisions regarding the rights of the Term Lenders, under the Amended Credit Agreement and the other Credit Documents. The initial Interest Period(s) for the 2020 Additional Term Loans on the Amendment No. 1 Effective Date shall be equal to the unexpired portion of the Interest Period(s) then in effect with respect to the Initial Term Loans on the Amendment No. 1 Effective Date. From and after the Amendment No. 1 Effective Date, each reference to an “Initial Term Loan,” a “Term Loan” or a “Loan” in the Amended Credit Agreement or the other Credit Documents shall be deemed to include the 2020 Additional Term Loans being made pursuant to this Amendment (including, without limitation, for purposes of the definitions of “Applicable Margin”, “Effective Yield” and “Repricing Transaction” in Section 1.01 of the Amended Credit Agreement) and all other related terms will have correlative meanings mutatis mutandis. From and after the Amendment No. 1 Effective Date, each 2020 Additional Term Loan Lender shall be a “Lender” for purposes of the Amended Credit Agreement and the other Credit Documents.

ARTICLE III

AMENDMENTS TO THE CREDIT AGREEMENT AND SCHEDULE 2.01

Section 3.01 Amendments to Credit Agreement. Each of the parties hereto agrees that, effective on the Amendment No. 1 Effective Date, the Credit Agreement shall be amended as follows:

(i)	The following definitions are hereby added in appropriate alphabetical order to Section 1.01:

“2020 Additional Term Lender” has the meaning assigned thereto in Amendment No. 1.

“2020 Additional Term Loans” has the meaning assigned thereto in Amendment No. 1.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of February 7, 2020, among Holdings, the Borrower, the Subsidiary Guarantors, the 2020 Additional Term Lender party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 1 Effective Date” has the meaning assigned thereto in Amendment No. 1.

(ii)	Clause (a)(i) of Section 5.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“In addition to any other mandatory repayments pursuant to this Section 5.02, the Borrower shall be required to repay to the Administrative Agent for the ratable account of the applicable Term Lenders the aggregate principal amount of all Initial Term Loans outstanding in consecutive quarterly installments as follows which installments shall, to the extent applicable, be reduced as provided in this Agreement, including in Section 2.19, 2.20, 5.01 or 5.02(g), or as a result of the application of prepayments or otherwise in connection with any Extension as provided in Section 2.14, or be increased as a result of any increase in the amount of the Initial Term Loans pursuant to Section 2.15 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Initial Term Loans made on the Closing Date) (each of the repayments required pursuant to this Section 5.02 a “Scheduled Repayment”):

Date	Amount
The last Business Day of each fiscal quarter ending prior to the Initial Maturity Date for Initial Term Loans starting with the fiscal quarter ending on June 30, 2020	0.25% of the aggregate principal amount of the aggregate initial principal amount of the Initial Term Loans (including the 2020 Additional Term Loans) on the Amendment No. 1 Effective Date

Initial Maturity Date for Initial Term Loans	All unpaid aggregate principal amounts of any outstanding Initial Term Loans

Section 3.02 Amendments to Schedule 2.01 – Commitments. Each of the parties hereto agrees that, effective on the Amendment No. 1 Effective Date, Schedule 2.01 of the Credit Agreement shall be modified to reflect the 2020 Additional Term Commitment of each 2020 Additional Term Loan Lender as an additional Initial Term Loan Commitment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Credit Party represents and warrants to each other party hereto, on and as of the Amendment No. 1 Effective Date, that the following statements are true and correct on and as of the Amendment No. 1 Effective Date:

(a)    all representations and warranties contained in the Amended Credit Agreement (provided that Section 8.05(b) shall be deemed to refer to the “Amendment No. 1 Effective Date” instead of the “Closing Date” and to the “2020 Amendment Transactions” instead of the “Transactions”) and in the other Credit Documents are true and correct in all material respects on the Amendment No. 1 Effective Date (in each case, any representation or warranty that is qualified as to “materiality or similar language” shall be true and correct in all respects on the Amendment No. 1 Effective Date) except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (in each case, any representation or warranty that is qualified as to “materiality or similar language” shall be true and correct in all respects on and as of the Amendment No. 1 Effective Date);

(b)    no Event of Default has occurred and is continuing or would result from the 2020 Amendment Transactions.

ARTICLE V

CONDITIONS TO EFFECTIVENESS

Section 5.01 Amendment No. 1 Effective Date. This Amendment shall become effective as of the first date (the “Amendment No. 1 Effective Date”) on which each of the following conditions shall have been satisfied:

(a)    Execution and Delivery of this Amendment. On or prior to the Amendment No. 1 Effective Date, each Credit Party, the Administrative Agent and the 2020 Additional Term Loan Lender, shall have signed a counterpart of this Amendment (whether the same or different counterparts) and shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent.

(b)    Notes. If requested by any 2020 Additional Term Loan Lender at least one (1) Business Day prior to the Amendment No. 1 Effective Date, the Administrative Agent shall have received a Term Note executed by the Borrower in favor of such 2020 Additional Term Loan Lender.

(c)    Opinion of Counsel. The Administrative Agent shall have received the executed opinions of (i) Milbank LLP, special New York counsel to the Credit Parties and (ii) Wiley Rein LLP special FCC counsel to the Borrower, each dated as of the Amendment No. 1 Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

(d)    Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:

(i)    certificates from each Credit Party, dated the Amendment No. 1 Effective Date, signed by a Responsible Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party (or, to the extent applicable, a certificate of a Responsible Officer certifying that there have been no changes to such documents and certificates since the Closing Date) and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent; and

(ii)    good standing certificates and bring-down telegrams or facsimiles, if any, for the Credit Parties which the Administrative Agent reasonably may have requested at least two (2) Business Days to the Amendment No. 1 Effective Date, certified by proper Governmental Authorities.

(e)    Loan Notice. Receipt by the Administrative Agent of a Notice of Borrowing requesting the Borrowing of the 2020 Additional Term Loans on the Amendment No. 1 Effective Date in accordance with the requirements of Section 2.03 of the Amended Credit Agreement.

(f)    KYC Information. Each 2020 Additional Term Loan Lender shall have received, at least three (3) Business Days prior to the Amendment No. 1 Effective Date, (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower, in each case, to the extent reasonably requested by such Person in writing at least ten (10) days prior to the Amendment No. 1 Effective Date.

(g)    Representations and Warranties. The representations and warranties contained in Article IV hereof shall be true and correct on and as of the Amendment No. 1 Effective Date.

(h)    Closing Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Section 5.01(g) above.

(i)    Solvency Certificate. On the Amendment No. 1 Effective Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer of Holdings substantially in the form of Exhibit I, as modified to reflect the 2020 Amendment Transactions.

(j)    Fees and Expenses. On the Amendment No. 1 Effective Date, the Borrower shall have paid to the Administrative Agent, the Amendment No. 1 Lead Arrangers and the 2020 Additional Term Loan Lender all reasonable and documented out-of-pocket costs, fees and expenses (including, without limitation, legal fees and expenses) to the extent required to be reimbursed pursuant to the Credit Agreement to the extent invoiced at least three (3) Business Days prior to the Amendment No. 1 Effective Date and any other compensation payable to the Administrative Agent, the Amendment No. 1 Lead Arrangers and the 2020 Additional Term Loan Lender or otherwise payable, in each case, in respect of the 2020 Amendment Transactions to the extent then due.

(k)    Lien Searches. The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, the results of customary UCC, tax and judgment lien searches, in each case to the extent such lien searches are requested no later than five (5) Business Days prior to the Amendment No. 1 Effective Date.

Section 5.02 Effects of this Amendment.

(a)    This Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the existing Credit Agreement or any other Credit Document, and except as expressly set forth herein shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement as in effect immediately prior to giving effect hereto or any of the Credit Documents. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(b)    From and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Credit Document shall in each case be deemed a reference to the Amended Credit Agreement as amended hereby. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

ARTICLE VI

ACKNOWLEDGMENTS OF 2020 ADDITIONAL TERM LOAN LENDER

Section 6.01 Acknowledgement of 2020 Additional Term Loan Lender. Each 2020 Additional Term Loan Lender expressly acknowledges that neither any of the Agents nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or attorneys in fact have made any representations or warranties to it and that no act by any Agent or such other Person hereafter taken, including any review of the affairs of a Credit Party or any affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by any Agent or any such other Person to such 2020 Additional Term Loan Lender. Each 2020 Additional Term Loan Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis, appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates and made its own decision to provide its 2020 Additional Term Loans hereunder and enter into this Amendment, the Amended Credit Agreement and to any other Credit Document to which such 2020 Additional Term Loan Lender shall become a party. Each 2020 Additional Term Loan Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Amended Credit Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates. Each 2020 Additional Term Loan Lender hereby (a) confirms that it has received a copy of the Amended Credit Agreement and each other Credit Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Amendment and the other Credit Documents to which such 2020 Additional Term Loan Lender shall be a party, (b) agrees that it shall be bound by the terms of the Amended Credit Agreement and the other Credit Documents as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of such Credit Documents are required to be performed by it as a Lender and (c) irrevocably designates and appoints the Agents as the agents of such 2020 Additional Term Loan Lender under the Amended Credit Agreement and the other Credit Documents, and such 2020 Additional Term Loan Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the Amended Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Amended Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.

ARTICLE VII

REAFFIRMATION

Section 7.01 Reaffirmation. By signing this Amendment, each Credit Party hereby confirms that (a) notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, the obligations of such Credit Parties under the Amended Credit Agreement (including with respect to the 2020 Additional Term Loans contemplated by this Agreement) and the other Credit Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Amended Credit Agreement, the Security Agreement, the other Security Documents and the other Credit Documents, (ii) constitute “Guaranteed Obligations” and “Obligations” for purposes of the Amended Credit Agreement, the Security Agreement, the other Security Documents and all other Credit Documents, (iii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Credit Agreement as amended hereby with respect to all of the Guaranteed Obligations and (iv) each Credit Document to which such Credit Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms (in the case of the Credit Agreement, as amended hereby) and (b) each 2020 Additional Term Loan Lender shall be a “Secured Creditor” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Amended Credit Agreement) for all purposes of the Amended Credit Agreement and the other Credit Documents. Each Credit Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to any Credit Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Entire Agreement. This Amendment, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Amendment is a Credit Document.

Section 8.02 Miscellaneous Provisions. The provisions of Sections 13.08 and 13.20 of the Amended Credit Agreement are hereby incorporated by reference and apply mutatis mutandis hereto.

Section 8.03 Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.04 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

Section 8.05 Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.06 Certain Tax Matters. The parties hereto agree to treat the 2020 Additional Term Loans to be issued pursuant to this Amendment as fungible for U.S. federal income tax purposes with the Initial Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

IRIDIUM SATELLITE LLC
IRIDIUM HOLDINGS LLC
IRIDIUM CARRIER HOLDINGS LLC
IRIDIUM CARRIER SERVICES LLC
IRIDIUM CONSTELLATION LLC

By:	/s/ Thomas J. Fitzpatrick
Name:	Thomas J. Fitzpatrick
Title:	Chief Financial Officer

IRIDIUM GOVERNMENT SERVICES LLC

By:	/s/ Thomas J. Fitzpatrick
Name:	Thomas J. Fitzpatrick
Title:	Chief Financial Officer, Iridium
Constellation LLC, its Member

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Collateral Agent and as a 2020 Additional Term Loan Lender

By:	/s/ Michael Strobel
Name:	Michael Strobel
Title:	Vice President

By:	/s/ Suzan Onal
Name:	Suzan Onal
Title:	Associate

Schedule 1

2020 Additional Term Commitments

2020 Additional Term Loan Lender	2020 Additional Term Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$200,000,000